                                                                EXHIBIT 10.42


                                   AGREEMENT


This Agreement is made as of the 29th day of August, 1997, between MEGO FINANCIAL CORP. ("Mego Financial") and MEGO MORTGAGE CORPORATION ("Mego Mortgage").

     WHEREAS, Mego Financial presently is the owner and holder of 10,000,000 shares of the common stock of Mego Mortgage which Mego Financial will distribute to its shareholders on September 2, 1997 (the "Spin-off"); and

     WHEREAS, Mego Mortgage is and will be indebted to Mego Financial as hereinafter set forth, and the parties are desirous of agreeing to a payment date or dates for all of such indebtedness which will survive the Spin-off; and

     WHEREAS, Mego Financial and Mego Mortgage have entered into a Tax Allocation and Indemnification Agreement (the "Tax Agreement") dated November 19, 1996, pursuant to which Mego Mortgage was indebted to Mego Financial in the amount of $2,898,450.53 as of May 31, 1997, (the "May Tax Amount"); and

     WHEREAS, as of August 31, 1997, Mego Mortgage will be indebted to Mego Financial under the Tax Agreement for an additional amount (the "Excess Tax Amount") in excess of the May Amount; and

     WHEREAS, on October 27, 1996, Mego Financial issued a warrant (the "Warrant") to Greenwich Capital Markets, Inc. to purchase 1,000,000 shares of the common stock of Mego Financial at an exercise price of $7.125 per share, which Warrant was provided for the benefit of Mego Mortgage in order to obtain from Greenwich a commitment (the "Commitment") to purchase $2 Billion of loans from Mego Mortgage; and

     WHEREAS, the Warrant was valued at $3,000,000 (the "Warrant Value") at the time of issuance by Oppenheimer & Co., Inc., which Warrant Value was accepted by Mego Financial and Mego Mortgage; and

     WHEREAS, the Warrant Value is being amortized on the books and recorded on the financial statements of Mego Mortgage over the five year life of the Commitment or sooner, as the Commitment is used; and

     WHEREAS, it was agreed between Mego Financial and Mego Mortgage that Mego Mortgage was indebted to Mego Financial for the amount of the Warrant Value, of which $489,000 was amortized on the books of Mego Mortgage and is payable to Mego Financial, as of May 31, 1997 (the "May Warrant Amount") and an additional amount of which will have been amortized and will be payable on August 31, 1997, (the "Excess Warrant Amount"); and

     WHEREAS, in addition to the May Tax Amount and the May Warrant Amount, Mego Mortgage was indebted to Mego Financial as of May 31, 1997 for advances made by Mego Financial on behalf of Mego Mortgage to Preferred Equities Corporation ("Preferred") and others, aggregating $50,731.72 (the "May Miscellaneous Amount") and will be indebted to Mego Financial as of August 31, 1997 for an additional amount (the "Excess Miscellaneous Amount") in excess of the May Miscellaneous Amount for additional advances made by Mego Financial on behalf of Mego Mortgage to Preferred.

     NOW THEREFORE, in consideration of the mutual covenants and promises contained herein the parties hereto agree as follows:

1.   The statements in the preamble hereto are true and correct.

2. The aggregate of the May Tax Amount, the May Warrant Amount and the May Miscellaneous Amount aggregating $3,438,182.25 will be due and payable by Mego Mortgage to Mego Financial upon the first consummation after the date hereof of a public or private debt or equity transaction of Mego Mortgage of at least $25,000,000 in amount, or on August 31, 1998, whichever is earlier.

3. The Aggregate of the Excess Tax Amount, the Excess Warrant Amount and the Excess Miscellaneous Amount will be due and payable by Mego Mortgage to Mego Financial upon the second consummation after the date hereof of a public or private debt or equity transaction of Mego Mortgage of at least $25,000,000 in amount, or on August 31, 1998, whichever is earlier.

4. The unpaid balance of the Warrant Value due to Mego Financial from Mego Mortgage will continue to become due in the amount being amortized for each of the months of September, October, November, and December, 1997, and will be payable January 31, 1998. Commencing in January,1998, the unpaid balance of the Warrant Value due to Mego Financial from Mego Mortgage will continue to be amortized on a monthly basis and will be due and payable within 30 days from the end of each fiscal quarter.

5. Advances, if any, by Mego Financial on behalf of Mego Mortgage, to Preferred, made after August 31, 1997, will be due and payable within thirty days after the close of the month in which such advance was made.

6. Any amount not paid when due shall bear interest from such due date at the rate of 10% per annum until paid.


7. This Agreement shall be for the benefit of and binding upon the parties hereto, their respective successors and assigns.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this agreement as of the day and year first above written.


                                    MEGO MORTGAGE CORPORATION



                                    By: /s/ JEROME J. COHEN
                                    ------------------------------
                                    Jerome J. Cohen
                                    Chairman of the Board &
                                    Chief Executive Officer


                                    MEGO FINANCIAL CORP.



                                    By: /s/ DON A. MAYERSON
                                    ------------------------------
                                    Don A. Mayerson
                                    Executive Vice President
                                    General Counsel